UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 10, 2006
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Exact name of registrant as specified in its charter)

Ohio	1-11690	34-1723097

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 755-5500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01 Financial Statements and Exhibits
SIGNATURES
EX-12.1 Computation of Ratio of Earnings to Fixed Charges
EX-12.2 Computation of Ratio Earnings to Combined Fixed Charges

Item 9.01 Financial Statements and Exhibits
This Current Report on Form 8-K is being filed to update the pro forma financial information for the year ended December 31, 2005 to reflect the acquisition of 15 properties from the Caribbean Property Group, LLC (“CPG”). The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
On January 27, 2005 (date of acquisition), the Company purchased 15 Puerto Rican retail real estate assets, totaling nearly 5.0 million square feet of total gross leasable area from CPG. The total purchase price was approximately $1.2 billion. These properties are referred to herein as the “CPG Properties.”
Historical summary of audited combined statements of revenues and certain expenses for the nine month period ended September 30, 2004 for 11 of the CPG Properties and historical summary of combined statements of revenues and certain expense (unaudited) for the nine month period ended September 30, 2004 for four of the CPG Properties were included in the Company’s Current Report on Form 8-K dated December 14, 2004 and filed on December 15, 2004.
Pro Forma Financial Information (unaudited)
Unaudited pro forma financial information for the Company is presented as follows:
▪	Pro forma condensed consolidated statement of operations for the year ended December 31, 2005
▪	Estimated twelve month pro forma statement of taxable net operating income and operating funds available for the period ended December 31, 2005
(c) Exhibits

Exhibit 12.1	Computation of ratio of earnings to fixed charges

Exhibit 12.2	Computation of ratio of earnings to combined fixed charges and preferred dividends

DEVELOPERS DIVERSIFIED REALTY CORPORATION
INDEX TO FINANCIAL STATEMENTS
December 31, 2005

Page
DEVELOPERS DIVERSIFIED REALTY CORPORATION
(Pro Forma — unaudited):
Condensed Consolidated Statement of Operations for the year ended December 31, 2005	F-2
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and Operating Funds Available	F-6

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year ended December 31, 2005
The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2005 is presented as if the acquisition of the CPG Properties had occurred on January 1, 2005.
The following unaudited pro forma information is based upon the historical consolidated results of operations of the Company for the year ended December 31, 2005, giving effect to the items listed above. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K.
The unaudited pro forma condensed consolidated statement of operations is not necessarily indicative of what the actual results of operations of the Company would have been assuming the items listed above had been completed on January 1, 2005, and does not purport to represent the Company’s results of operations for future periods. In addition, the following supplemental pro forma operating data does not present the sale of assets for the year ended December 31, 2005. The Company accounted for the purchase of the CPG Properties utilizing the purchase price method of accounting.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended December 31, 2005
(In thousands, except share and per share data)
(Unaudited)

	Company	CPG		Company
	Historical	Properties		Pro Forma
Revenues from rental properties	$680,581	$7,903	(a)	$688,484
Management fees and other income	46,595	42	(a)	46,637

	727,176	7,945		735,121

Operating and maintenance	98,549	1,882	(a)	100,431
Real estate taxes	85,592	262	(a)	85,854
Depreciation and amortization	164,868	1,781	(b)	166,649
General and administrative	54,048	43	(c)	54,091

	403,057	3,968		407,025

Other income (expense)
Interest income	10,078			10,078
Interest expense	(182,279)	(2,426	) (d)	(184,705)
Other expense	(2,532)			(2,532)

	(174,733)	(2,426)		(177,159)

Income before equity in net income of joint ventures, income tax of taxable REIT subsidiaries and franchise taxes, and minority interests	149,386	1,551		150,937
Equity in net income of joint ventures	34,873			34,873
Income tax of taxable REIT subsidiaries and franchise taxes	(342)			(342)
Minority interests	(7,881)			(7,881)

Income from continuing operations	176,036	1,551		177,587
Preferred dividends	(55,169)			(55,169)

Income applicable to common shareholders from continuing operations	$120,867	$1,551		$122,418

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$1.93			$1.94 (e)

Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$1.91			$1.93 (e)

Weighted average number of common shares (in thousands):
Basic	108,310			108,310

Diluted	109,142			109,142

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year ended December 31, 2005 (continued)
(In thousands, except share and per share data)
(Unaudited)

(a)	Reflects the revenues and certain expenses of the 15 CPG Properties for the period January 1, 2005 to the date of acquisition.
(b)	To reflect depreciation and amortization expense associated with the CPG Properties. The adjustment is calculated as follows (in thousands):

Fair market value of tangible real estate assets	$1,173,778
Less: Non-depreciable real estate assets	(442,929)

Depreciable buildings and improvements	$730,849

Intangible assets	$12,622

Depreciation expense based on 10 to 31.5 year lives	$23,500
Amortization expense based on 4 to 31.5 year lives	$1,169

Depreciation and amortization expense adjustment	$24,669

Depreciation and amortization expense adjustment through the date of acquisition	$1,781

(c)	The general and administrative expenses of the Company have been adjusted by $43 to reflect the estimated increased expenses expected to be incurred associated with additional operating personnel and related costs attributable to the increase in the Company’s portfolio of properties resulting from the addition of the CPG Properties.
(d)	Reflects an increase in interest expense as follows:

Estimated interest expense on the Company’s revolving credit facilities ($482.3 million at 2.2%)	$759
Mortgage debt assumed (5.4%)	2,569
Amortization of excess fair value over historical cost of debt assumed	(902)

Total Interest	$2,426

Assumes utilization of the Company’s revolving credit facilities, which bore interest at LIBOR plus 80 basis points. Since the interest rate on the revolving credit facilities is based on a spread over LIBOR, the rates will periodically change. Mortgage debt includes a fair market value adjustment of approximately $11.6 million based on rates for debt with similar terms and remaining maturities as of January 2005. If the interest rate on the revolving credit facilities and variable rate mortgages, based upon a principal amount of $1,047.3 million, increases or decreases by 12.5 basis points, the following adjustment would be made to interest expense for the twelve month period.

Adjustment to interest expense if rate increases 12.5 basis points	$1,309
Adjustment to interest expense if rate decreases 12.5 basis points	$(1,309)

DEVELOPERS DIVERSIFIED REALTY CORPORATION
PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year ended December 31, 2005 (continued)
(In thousands, except share and per share data)
(Unaudited)
(e)	Pro forma income per common share is based upon the weighted-average number of DDR common shares outstanding at December 31, 2005.

In accordance with the SFAS 128, basic and diluted earnings per share from continuing operations is calculated as follows:

Income from continuing operations	$177,587
Add: Gain on disposition of real estate	88,140	(1)
Less: Preferred stock dividends	(55,169)

Basic and Diluted — Income from continuing operations and applicable to Common shareholders	$210,558

(1)	Amount represents actual gain on sale of assets from the Company for the year ended December 31, 2005.

Number of shares:
Basic — average shares outstanding	108,310
Effect of dilutive securities:
Stock options	677
Restricted stock	155

Diluted shares — average shares outstanding	109,142

Per share data:
Basic earnings per share data:
Income applicable to common shareholders from continuing operations	$1.94
Diluted earnings per share data:
Income applicable to common shareholders from continuing operations	$1.93

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available
(Unaudited)
The following unaudited statement is a pro forma estimate of taxable income and operating funds available for the year ended December 31, 2005. The pro forma statement is based on the Company’s historical operating results for the twelve-month period ended December 31, 2005, adjusted for the effect of (i) the acquisition of the CPG Properties, (ii) the issuance of $400 million of unsecured notes in April 2005 and (iii) the issuance of $350 million of unsecured notes in October 2005 and certain other items related to operations which can be factually supported. This statement does not purport to forecast actual operating results for any period in the future
This statement should be read in conjunction with the historical financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 and the pro forma condensed consolidated financial statements of the Company included elsewhere herein.

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available
(Unaudited)
Estimate of Taxable Net Operating Income (in thousands):

DDRC historical income from continuing operations before extraordinary item, exclusive of property depreciation and amortization (Note 1)	$340,904
CPG Properties — historical earnings from continuing operations, as adjusted, exclusive of depreciation and amortization (Note 2)	3,332
Issuance of $400 million of unsecured senior notes in April 2005	—
Issuance of $350 million of unsecured senior notes in October 2005	—
Estimated tax depreciation and amortization (Note 3):	(142,268)
Pro forma tax depreciation of CPG Properties	(1,320)

Pro forma taxable income before dividends deduction	200,648
Estimated dividends deduction (Note 4)	(289,119)

$—

Pro forma taxable net operating income	$—

Estimate of Operating Funds Available (in thousands):
Pro forma taxable operating income before dividend deduction	$200,648
Add pro forma depreciation	143,588

Estimated pro forma operating funds available (Note 5)	$344,236

DEVELOPERS DIVERSIFIED REALTY CORPORATION
Estimated Twelve Month Pro Forma Statement of Taxable Net Operating Income and
Operating Funds Available
(Unaudited)

Note 1 -	The historical earnings from operations represent the Company’s earnings from operations for the twelve months ended December 31, 2005 as reflected in the Company’s historical financial statements.

Note 2 -	The historical earnings from operations for the properties acquired during 2005 (the CPG Properties) which represent the revenues and certain expenses as referred to in the pro forma condensed consolidated statement of operations for the year ended December 31, 2005 included elsewhere herein.

Note 3 -	Tax depreciation for the Company is based upon the Company’s historical cost basis, as reflected in the Company’s financial statements in accordance with generally accepted accounting principles. At December 31, 2005, the tax cost basis of assets was approximately $6.9 billion. The costs consist primarily of land or depreciable assets that are generally depreciated on a straight-line method over a 40-year life for tax purposes.

Note 4 -	Estimated dividends deduction is calculated as follows:

Common share dividend (108,310,000 shares x $2.16(a) per share)	$233,950
Class F Preferred shares	12,900
Class G Preferred shares	14,400
Class H Preferred shares	15,119
Class I Preferred shares	12,750

$289,119

Note 5 -	Operating funds available does not represent cash generated from operating activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Developers Diversified Realty Corporation
(Registrant)

Date March 10, 2006

/s/ William H. Schafer

William H. Schafer
Executive Vice President and Chief Financial Officer